                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                AUGUST 31, 1998


                                  COMPUSA INC.
             (Exact name of registrant as specified in is charter)



        Delaware                    001-11566              752261497
     (State or other               (Commission           (IRS Employer
     jurisdiction of               File Number)        Identification No.)
     incorporation)



           14951 North Dallas Parkway, Dallas, Texas          75240
           (Address of principal executive offices)         (Zip Code)



              Registrant's telephone number, including area code:

                               (972) 982-4000

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 31, 1998, pursuant to a Stock Purchase Agreement dated June 21, 1998, as amended (the "Stock Purchase Agreement"), CompUSA Inc. (the "Registrant"), a Delaware corporation, acquired all the outstanding capital stock of Computer City, Inc. ("CCI"), a Delaware corporation, from Tandy Corporation ("Tandy"), a Delaware corporation, for a purchase price of $210,950,000. The purchase price, which is subject to certain post-closing adjustments, consisted of (i) a subordinated promissory note (the "Seller Note") in the principal amount of $136,000,000 and (ii) a cash payment of $74,950,000. The principal of the Seller Note is payable to Tandy in 14 equal semiannual installments during the period beginning December 31, 2001 and ending June 30, 2008. Interest on the Seller Note accrues at a rate of 9.48% per annum and is payable semiannually each June 30 and December 31 beginning December 31, 1998. The Seller Note ranks pari passu with the Registrant's outstanding 9 1/2% Senior Subordinated Notes due 2000 and is subordinated in right of payment to the Registrant's senior indebtedness.

     The purchase price was equal to the net book value of CCI on the closing date, as adjusted in accordance with the Stock Purchase Agreement, less $48,700,000.

     The acquired operations include 96 retail stores located in the United States, 58 of which the Registrant currently intends to close; seven retail stores in Canada, none of which the Registrant currently intends to close; and six corporate sales and/or training offices, five of which the Registrant currently intends to close. The Registrant also acquired a call center and technical configuration center located in the Dallas/Fort Worth area, both of which the Registrant currently intends to operate. The acquired stores in the United States will operate under the Registrant's name, while those in Canada will be operated under the "Computer City" name. All of the acquired stores that will be operated by the Registrant will continue to offer personal computers and related products and services and will be converted to the Registrant's format and merchandise mix.

     The foregoing is qualified by reference to the Stock Purchase Agreement, which is filed as an exhibit to this Report and incorporated herein by reference.

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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses being acquired.
     (b)  Pro forma financial information.

          The historical financial statements and information of CCI required by
          Item 7(a) and the pro forma financial statements and information required by Item 7(b) will be filed by amendment to this Report no later than 60 days after the date on which this Report is required to be filed.

     (c)  Exhibits.

          Exhibit 2.1    -    Stock Purchase Agreement dated as of June 21, 1998
                              between the Registrant, as buyer, and Tandy
                              Corporation, as seller (the "Stock Purchase
                              Agreement").

          Exhibit 2.2    -    Amendment dated August 31, 1998 to the Stock
                              Purchase Agreement.

          Exhibit 2.3    -    Subordinated Promissory Note dated August 31, 1998
                              of the Registrant in the principal amount of
                              $136,000,000 payable to Tandy Corporation.


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                                   SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 15, 1998               CompUSA Inc.


                                   By:  /s/ Mark R. Walker
                                      -----------------------------------------
                                      Mark R. Walker, Senior Vice President and
                                      General Counsel

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                               INDEX TO EXHIBITS

 Exhibit
 Number                               Exhibit
--------      ------------------------------------------------------
 2.1          Stock Purchase Agreement dated as of June 21, 1998
              between the Registrant, as buyer, and Tandy
              Corporation, as seller (the "Stock Purchase
              Agreement").


 2.2          Amendment dated August 31, 1998 to the Stock Purchase
              Agreement.


 2.3 Subordinated Promissory Note dated August 31, 1998 of the Registrant in the principal amount of $136,000,000 payable to Tandy Corporation.
